EXHIBIT (11)(B)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 58 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-
572) on behalf of EV Marathon California Municipals Fund, EV Marathon Florida Tax Free Fund, EV Marathon Massachusetts Tax Free Fund, EV Marathon Mississippi Tax Free Fund, EV Marathon New York Tax Free Fund, EV Marathon Ohio Tax Free Fund, EV Marathon Rhode Island Tax Free Fund and EV Marathon West Virginia Tax Free Fund, of our report dated October 27, 1995, relating to EV Marathon California Municipals Fund, EV Marathon Florida Tax Free Fund, EV Marathon Massachusetts Tax Free Fund, EV Marathon Mississippi Tax Free Fund, EV Marathon New York Tax Free Fund, EV Marathon Ohio Tax Free Fund, EV Marathon Rhode Island Tax Free Fund and EV Marathon West Virginia Tax Free Fund, and of our report dated October 27, 1995, relating to California Tax Free Portfolio, Florida Tax Free Portfolio, Massachusetts Tax Free Portfolio, Mississippi Tax Free Portfolio, New York Tax Free Portfolio, Ohio Tax Free Portfolio, Rhode Island Tax Free Portfolio and West Virginia Tax Free Portfolio, which reports are included in the Annual Report to Shareholders for the year ended September 30, 1995 which is incorporated by reference in the Statement of Additional Information.

We also consent to the reference to our Firm under the heading "The Funds' Financial Highlights'' in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                                         DELOITTE & TOUCHE LLP

November 28, 1995
Boston, Massachusetts